Exhibit 99.1

Contact:	Michael Bermish Investor Relations Officer (732) 212-3321
FOR IMMEDIATE RELEASE
WELLMAN TO RESTRUCTURE ITS U.S. FIBER OPERATIONS
EXPLORING STRATEGIC ALTERNATIVES FOR EUROPEAN OPERATIONS
September 26, 2006, Shrewsbury, NJ — Wellman, Inc. (NYSE: WLM) announced plans to restructure its U.S. fiber operations which are intended to improve its operating results, reduce working capital and lower overall debt. The Company will consolidate all of its U.S. fiber production to its Palmetto plant, located in Darlington, South Carolina and close the fiber capacity located at its Johnsonville, South Carolina facility. The Company expects to sell its Material Recycling Division (MRD) which converts post-consumer PET bottles to flake and certain equipment used to produce Wellstrand (a specialty coarse denier fiber), both located at its Johnsonville facility. All of these actions are expected to result in a pre-tax charge of $30-$35 million in the third quarter 2006 which is substantially comprised of non-cash items.
Joseph C. Tucker, Vice President of the Fiber and Recycled Products Group stated, “We will continue to meet our Johnsonville customers’ requirements for high quality fiberfill from our Palmetto plant which has the capacity to produce 500 million pounds of polyester staple fiber annually.”
Thomas M. Duff, Chairman and Chief Executive Officer, stated, “Consolidating our U.S. fiber production is expected to increase operating income and reduce working capital. We will be able to operate one fiber facility at close to full capacity rather than operating two under-utilized facilities. This will allow us to lower our overall costs and remain more competitive in our domestic fiber operations. This decision is not a reflection on the dedication or abilities of our Johnsonville employees.”
The Company also announced that it is exploring strategic alternatives for its European fiber and PET resin businesses. Thomas M. Duff stated, “We are reviewing the performance of these businesses and exploring strategic alternatives with the goal of improving our overall corporate value.”
Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resins and Fortrel® brand polyester fibers.

Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; polyester staple fiber, textile and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, tax risks; environmental risks and foreign currency exchange rates; regulatory changes; U.S., European, Asian and global economic conditions; prices and volumes of PET resin imports; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2005.

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